Exhibit 10.1

OMNIBUS AMENDMENT

This Omnibus Amendment dated December 31, 2008, by and between STEN Corporation, a Minnesota corporation (“STEN”), STEN Credit Corporation, a Utah corporation (“STEN Credit”), STENCOR, Inc., a Minnesota corporation (“STENCOR”), STEN Financial Corporation, a Utah corporation (“STEN Financial”), EasyDrive Cars and Credit Corp., an Arizona corporation (“EasyDrive”), BTAC Properties, Inc., a Minnesota corporation (“BTAC”), Alliance Advance, Inc., an Arizona corporation (“Alliance”), STEN Acquisition Corporation, a Minnesota corporation (“STEN Acquisition”), and Burger Time Acquisition Corporation, a Minnesota corporation (“BT Acquisition” and together with STEN, STEN Credit, STENCORP, EasyDrive, BTAC, Alliance, STEN Acquisition, each a “Company” and collectively, the “Companies”) and LV ADMINISTRATIVE SERVICES, INC., as administrative and collateral agent (the “Agent”) for VALENS U.S. SPV I, LLC, a Delaware limited liability company (“Valens”) and the lenders from time to time party to the Security Agreement (as defined herein) (the “Lenders” together with the Valens and the Agent, collectively, the “Creditor Parties” and each, a “Creditor Party”), amends that certain Security Agreement, dated as of November 23, 2007, between the Company and the Creditor Parties (as amended, modified or supplemented from time to time, the “Security Agreement” and, together with the other Ancillary Agreements referred to in the Security Agreement, the “Documents”).  Capitalized terms used but not defined herein shall have the meanings given them in the Security Agreement.

PREAMBLE

WHEREAS, the Creditor Parties and the Companies desire to amend the transactions contemplated by the Security Agreement.

 NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

The Creditor Parties and the Companies agree that Annex A to the Security Agreement is hereby amended by deleting the definition of “Eligible Auto Loan Accounts” appearing therein and inserting the following new definition in lieu thereof:

 “Eligible Auto Loan Accounts”  means each Account arising under the Easydrive Auto Financing Documents of STEN Credit which conforms to the following criteria:  (a) STEN Credit is the sole owner of the Account, and has not sold, assigned, mortgaged or hypothecated, nor released from Agent’s security interest, all or any portion thereof, nor is such Account subject to any Lien of any Person; (b) such Account shall be valid and legally enforceable, owing to STEN Credit in respect of the sale of motor vehicles by Easydrive in the State of Arizona arising in the ordinary course of business, for which STEN Credit has delivered to Agent (or to such Person as Agent may designate) the Easydrive Auto Financing Documents and any other documents evidencing the obligation to pay such Account; (c) STEN Credit shall have a perfected, first priority security interest in the underlying motor vehicle sold by Easydrive to such Account Debtor, as determined by Agent; (d) the original Vehicle Certificate in respect of the motor vehicle, the sale of which created such Account is in Agent’s (or such Person as Agent may designate) possession; (e) an original Chattel Paper Assignment duly executed and delivered by STEN Credit in respect STEN Credit’s perfected, first priority security interest in the underlying motor vehicle sold by Easydrive, in form and substance satisfactory to Agent is in Agent’s (or such Person as Agent may designate) possession; (f) such Account shall not exceed one hundred twenty-five percent (125%) of the Kelley Blue Book retail value of the motor vehicle which secures the loan giving rise to such Account, provided, however, the amount of any Account for purposes determining Accounts Availability shall be limited to eighty percent (80%) of the Kelley Blue Book wholesale value of such motor vehicle; (g) such Account shall be net of any unearned finance charges and not subject to any offsets, credits, allowances, counterclaims or adjustments due the Account Debtor except usual and customary prompt payment discounts, nor has the Account Debtor returned the motor vehicle or indicated any dispute or complaint concerning the motor vehicle, nor has the motor vehicle been repossessed by Easydrive or STEN Credit; (h) STEN Credit has not received any notice, nor has it any knowledge of any facts, which adversely affect the credit of the Account Debtor; (i) an original power of attorney (Arizona Department of Transportation Motor Vehicle Division Power of Attorney (Form 48-1001)) and assignment (each in form and substance acceptable to Agent) duly executed by STEN Credit in favor of Agent, in each case relating to such Account, are in the possession of Agent (or such Person as Agent may designate); (j) the Account Debtors’ obligation to pay such Account is unconditional, without any right of set-off or counterclaim or any defense; (k) the Easydrive Auto Financing Documents relating to such Account, have not been amended, modified, terminated, altered or waived in any respect, unless Agent shall have agreed thereto in writing; (l) the Account Debtor has not been released by STEN Credit from the Account Debtor’s obligations in respect of such Account; (m) STEN Credit has duly performed all of its obligations required to be performed by them under and in connection with such Account; (n) Agent has not notified STEN Credit that either the Account or the Account Debtor is not an Eligible Account; (o) at the time of the creation of an Account or at any time following the creation of an Account, the Account Debtor obligated on such Account is not subject to a petition under the Bankruptcy Act or any similar federal or state statute or a petition for receivership or assignment for the benefit of creditors, unless if at any time following the creation of such Account, Agent shall have received evidence satisfactory to Agent that the Account Debtor’s obligations with respect to such Account have been reaffirmed pursuant to a valid and enforceable reaffirmation agreement, not subject to recission, approved by the applicable bankruptcy court; (p) such Account is documented by an invoice in a form approved by the Agent and shall not be unpaid more than ninety (90) days from the invoice date and, provided, that, not more than eighty percent (80%) of the unpaid amount of such invoices due from such Account Debtor remains unpaid more than thirty (30) days from the date the Company Agent delivers to the Agent a written request for a Revolving Loan together with a Borrowing Base Certificate; (q) the motor vehicle which secures such Account has installed in it, in the case of an Account arising on or prior to the Closing Date, GPS or in the case of an Account arising after the Closing Date, Advanced GPS; and (r) such Account is otherwise satisfactory to the Agent as determined by the Agent in the exercise of its sole discretion, provided, however, that this clause (r) shall not apply in the case of any determination made as to any Account on or after the Specified Assignment Date.

2.

The amendments set forth above shall be effective as of the date first above written (the “Amendment Effective Date”) once (i) each Company, the Agent and Valens shall have duly executed and the Companies shall have delivered to Agent its respective counterpart to this Amendment.

3.

Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Documents, and all of the other forms, terms and provisions of the Documents remain in full force and effect.

4.

Each Company hereby represents and warrants to each Creditor Party that (i) no Event of Default exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company in connection with the Documents are true, correct and complete and (iii) on the date hereof, all of the Company’s covenant requirements have been met.

5.

From and after the Amendment Effective Date, all references in the Documents shall be deemed to be references to the Documents, as the case may be, as modified hereby.

6.

This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

PURCHASER:	COMPANY:

VALENS U.S. SPV I, LLC By: Valens Capital Management, LLC its investment manager	STEN CORPORTION
By: ______________________________ Name: Patrick Regan Title: Authorized Signatory	By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer

AGENT:
LV ADMINISTRATIVE SERVICES, INC. By: ______________________________ Name: Patrick Regan Title: Authorized Signatory	STEN CREDIT CORPORTION By: ______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
STENCOR INC. By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
EASY DRIVE CARS AND CREDIT CORPORATION By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
BTAC PROPERTIES, INC. By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
STEN FINANCIAL CORPORATION By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
ALLIANCE ADVANCE, INC. By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer